Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$173,401,457
Unrealized Gain (Loss) on Market Value of Futures	10,932,413
Dividend Income	152,607
Interest Income	584,576
ETF Transaction Fees	25,000
Total Income (Loss)	$185,096,053

Expenses
General Partner Management Fees	$217,231
Professional Fees	73,761
Brokerage Commissions	138,776
Non-interested Directors' Fees and Expenses	4,060
Prepaid Insurance Expense	2,759
NYMEX License Fee	5,431
SEC & FINRA Registration Expense	4,799
Total Expenses	$446,817
Net Income (Loss)	$184,649,236

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$320,291,858
Additions (13,600,000 Shares)	447,397,809
Withdrawals (15,800,000 Shares)	(583,456,492)
Net Income (Loss)	184,649,236

Net Asset Value End of Month	$368,882,411
Net Asset Value Per Share (9,884,588 Shares)	$37.32

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596